                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY





                            STOCK PURCHASE AGREEMENT





                                 by and between





                             LDN STUYVIE PARTNERSHIP



                                       and



                        TEXAS ADDISON LIMITED PARTNERSHIP





                                   dated as of



                                 January 8, 2003

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of January 8, 2003, is by and between LDN Stuyvie Partnership, an Oklahoma limited partnership (the "Buyer"), and Texas Addison Limited Partnership, a Texas limited partnership (the "Seller").

                                    RECITALS:

      A. The Seller is the record and beneficial owner of 16,680,000 shares of common stock, par value $.01 per share (the "Common Stock"), of J.
L. Halsey Corporation, a Delaware corporation (the "Company").

      B. The Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer the 4,170,000 shares of Common Stock (the "Shares") pursuant to the terms and conditions hereof.

                                   AGREEMENTS:

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

      1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereof, the Seller hereby sells, and the Buyer hereby purchases, the Shares.

      2. PAYMENT OF PURCHASE PRICE. The purchase price shall be $0.2676 in cash per Share, or an aggregate of $1,116,000 (such aggregate price being referred to herein as the "Purchase Price"). Concurrently with the execution of this Agreement, the Buyer shall pay the Purchase Price by means of wire transfer or official bank check payable to the order of the Seller.

      3. ACTIONS BY THE SELLER. The Seller shall arrange with the Company's transfer agent for the issuance and delivery of a stock certificate representing the Shares.

      4.    REPRESENTATIONS AND WARRANTIES.

            (a)   The Seller hereby represents and warrants to the Buyer that:

                  (i) The Seller has the capacity to enter into this Agreement and to sell, assign, transfer and deliver to the Buyer, pursuant to the terms and conditions of this Agreement, the Shares;

                  (ii) Except for this Agreement, there are no outstanding
            options, warrants or rights to purchase or acquire, or agreements (whether voting or otherwise) relating to, the Shares;

                  (iii) Except as set forth on Schedule 4(a)(iii) attached
            hereto, the Shares are the only shares of capital stock of the Buyer owned of record or beneficially by the Seller, and the Seller owns no options or other rights to acquire any capital stock of the Buyer;

                  (iv) The Seller owns of record and beneficially all of the
            Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever. Upon purchase of the Shares pursuant to this Agreement, the Buyer shall receive good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever;

                  (v) The execution and delivery of this Agreement by the Seller does not, and the performance by the Seller of the transactions contemplated hereby will not, (A) violate, conflict with or result in the violation or breach of, or constitute a default under, the terms, conditions or provisions of any agreement to which the Seller is a party, (B) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or federal, state or local administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") applicable to the Seller or (C) require the consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity or third party;

                  (vi) This Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought; and

            (b)   The Buyer hereby represents and warrants to the Seller that:

                  (i) The Buyer has the capacity to enter into this Agreement and to buy the Shares from the Seller pursuant to the terms and conditions of this Agreement, and will not sell, offer to sell or otherwise dispose of any of the Shares in violation of the Securities Act of 1933;

                  (ii) The execution and delivery of this Agreement by the Buyer does not, and the performance by the Buyer of the transactions contemplated hereby will not, (A) violate, conflict with or result in the violation or breach of, or constitute a default under, the terms, conditions or provisions of any agreement to which the Buyer is a party, (B) violate any order write, judgment, injunction, decree, statute, rule or regulation of any Governmental Entity, applicable to the Buyer or (C) require the consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity or third party; and

                  (iii) This Agreement is a legal, valid and binding agreement of the Buyer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

      5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or on the second business day after such notice or communication has been sent by registered or certified mail, postage prepaid, with return receipt requested, as follows:

            If to the Seller, to:

            -----------------------------
            -----------------------------
            -----------------------------
            -----------------------------

            If to the Buyer, to:

            -----------------------------
            -----------------------------
            -----------------------------
            -----------------------------

      6. CONDITIONS TO CLOSING. Anything in this Agreement to the contrary notwithstanding, in no event shall the Closing occur until the sale and purchase of the Shares pursuant to this Agreement have been approved by the Company's board of directors in accordance with Article Fifth of the Company's Amended and Restated Certificate of Incorporation.

      7. WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time by the written consent of the parties hereto.

      8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, whether by operation of law or otherwise.

      9. NO PRIOR AGREEMENTS. This Agreement (a) contains the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and
(b) is not intended to confer upon any other person any rights or remedies hereunder.

      10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their successors (including administrators and executors of individuals) and assigns.

      11. REMEDIES. The Seller acknowledges and agrees that the Buyer would be irreparably damaged in the event that any of the provisions of this Agreement to be performed by the Seller were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Buyer shall be entitled to an injunction or injunctions to redress any breaches of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the Buyer may be entitled at law or in equity. In the event litigation shall be necessary to enforce, interpret or rescind the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to other relief, the prevailing party's reasonable attorneys' fees for services before trial, at trial and on any appeal therefrom.

      12. EXPENSES. Except as set forth in Section 11, each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of the Agreement. No party has incurred any broker's or finder's fee in connection with this Agreement that the other party will be obligated to pay.

      13. COUNTERPARTS. This Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be considered to be an original, but all of which together shall constitute the same instrument.

      14. PREPARATION AND INTERPRETATION. Each party hereto acknowledges and agrees that (i) such party has caused this Agreement to be drafted by Vinson & Elkins L.L.P., counsel to the Company, and that such law firm has not drafted the Agreement with the interest of either party in mind, (ii) Vinson & Elkins L.L.P. does not represent either party to this Agreement with respect to the transactions contemplated hereby, (iii) such party is, or is controlled by, a person sophisticated and knowledgeable in matters of the sort raised by this Agreement, (iv) such party has, or is controlled by an individual who has, graduated from an accredited law school in the United States of America and that such law-school graduate either currently is, or has been in the past, licensed to practice law in one or more jurisdictions in the United States and (v) is either representing himself or itself with respect to the negotiation of this Agreement or has hired counsel other than Vinson & Elkins L.L.P. to do so on his or its behalf.

      15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws doctrine. The parties hereto consent to being subject to the jurisdiction of any federal or state court located in the State of Delaware.

      16. SEVERABILITY. If any term, provision or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, that if Section 14 of this Agreement is held to be invalid, void or unenforceable, the entire Agreement shall be null and void.

      17. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

      18. SURVIVAL. All representations, warranties, covenants and other agreements and assignments of the parties hereto shall survive the Closing.

      19. PUBLIC STATEMENT. Each party agrees that it will make no press release or other public statement or announcement of the terms of this Agreement or other matters, past, present, or future, relating to the Buyer's or the Seller's dealings with the Buyer; provided, however, that nothing contained herein shall prohibit any party from disclosing the terms of this Agreement or such other matters if required by law, rule or regulation.

      IN WITNESS WHEREOF, the parties have executed this Agreement to as of the date set forth above.

                                    SELLER:

                                    TEXAS ADDISON LIMITED PARTNERSHIP

                                    By:   Texas Barrington LLC, its general
                                          partner


                                    By:    /s/ David R. Burt
                                           --------------------------------
                                    Name:  David R. Burt
                                    Title: President

                                    BUYER:

                                    LDN STUYVIE PARTNERSHIP


                                    By:    /s/ William T. Comfort, III
                                           --------------------------------
                                    Name:  William T. Comfort, III,
                                    Title: General Partner

                               Schedule 4(a)(iii)

      In addition to the Shares, the Seller is the record and beneficial owner of 12,510,000 shares of the Company's common stock, par value $.01 per share.














                                      A-1